PROSPECTUS SUPPLEMENT                                         File No. 333-38792
(To Prospectus Supplement and Prospectus dated June 16, 2000      Rule 424(b)(3)
and June 15, 2000, respectively) Prospectus number: 1986



                            Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


              7% Capped Appreciation Note Linked to the Performance
                        of Common Stock of The GAP Inc.


Principal Amount:            $29,500,000

CUSIP Number:                59018YAA9

Interest Rate:               7.00000%

Original Issue Date:         July 7, 2000

Stated Maturity Date:        July 8, 2002

Interest Payment Dates:      7th day of January and July  commencing  January 7,
                             2001 through the Stated Maturity Date, subject to the following business day convention.

Repayment at the Option
of the Holder:               The  Notes  cannot be  repaid  prior to the  Stated
                             Maturity Date.

Redemption at the Option
of the Company:              The Notes  cannot be  redeemed  prior to the Stated
                             Maturity Date



Other Provisions:            At  maturity,  the  investor  receives the Exchange
                             Ratio  multiplied by the lesser of: (i) the average
                             closing price of the Underlying Equity for the five
                             business   days   ending  3  Trading   Days  before
                             maturity; and (ii) the Appreciation Cap.





Form: The Notes are being issued in fully registered book-entry form.


Trustee:                     The Chase Manhattan Bank